Exhibit 99.1

Jones Energy, Inc.

Unaudited pro forma condensed consolidated financial statements

Introduction

The following unaudited pro forma condensed consolidated statement of operations of Jones Energy, Inc. for the year ended December 31, 2013, is derived from the historical financial statements of Jones Energy, Inc., set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and is qualified in its entirety by reference to such historical financial statements and related notes contained therein.

This unaudited pro forma condensed consolidated statement of operations includes the following adjustments: (a) changes to debt and cash accounts as a result of the offering of $500 million senior notes, (b) use of the net proceeds from the offering to reduce existing debt, (c) adjustments to interest expense to reflect the changes in financing, (d) adjustments that give effect to the reorganization that occurred in conjunction with the IPO and (e) purchase accounting adjustments in connection with the acquisition of 92 producing oil and gas wells and associated acreage from Sabine Mid-Continent, LLC (the “Sabine Acquisition”), which was completed during the fourth quarter of 2013. The Sabine Acquisition was accounted for as a business combination using the acquisition method of accounting. Accordingly, the preliminary purchase price of the acquisition (as adjusted at closing) was allocated to the assets acquired based upon management’s preliminary estimates of fair value. The determination of fair value is dependent upon valuations as of the acquisition date and the final adjustments to the purchase price, which when they occur may result in an adjustment to the value of the acquired properties reflected in the pro forma condensed consolidated statement of operations. Any such adjustment may be material.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Actual effects of the transactions may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects directly attributable to the transactions as contemplated and that the assumptions underlying the pro forma adjustments are factually supportable. The unaudited pro forma condensed consolidated statement of operations does not include the effects of non-recurring items.

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following adjustments as of January 1, 2013:

•                  The issuance of $500 million senior notes due 2022;

•                  the use of the proceeds from the offering to repay in full our second-lien debt of $160 million and the repayment of the December 31, 2013 balance of the outstanding borrowings on our first-lien debt in the amount of $329 million;

•                  adjustments to capitalized debt issuance costs related to commissions and fees incurred in conjunction with the issuance of the senior notes and the write off of capitalized debt issuance costs associated with the second-lien debt, which was paid off with the proceeds of the offering;

•                  changes in interest expense resulting from the borrowings used to fund the Sabine Acquisition, the addition of the senior notes and repayment of a portion of the existing long-term debt in connection with the offering;

•                  changes in depreciation, depletion, and amortization related to the Sabine Acquisition; and

•                  changes in accretion related to the Sabine Acquisition.

The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only and does not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the offering and the Sabine Acquisition been consummated on the dates or for the periods presented.

The unaudited pro forma condensed consolidated statement of operations constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statement Regarding Forward- Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Jones Energy, Inc.

Unaudited pro forma condensed consolidated statement of operations

Year ended December 31, 2013

(In thousands)	Historical Jones Energy, Inc.	Historical Sabine properties	Sabine acquisition adjustments (Note 2)		Pro forma Jones Energy, Inc.	Pro forma adjustments (Note 2)		Pro forma Jones Energy, Inc.
Operating revenues
Oil and gas sales	$258,063	$49,604	$—		$307,667	$—		$307,667
Other revenues	1,106	—	—		1,106	—		1,106
Total operating revenues	259,169	49,604	—		308,773	—		308,773
Operating costs and expenses
Lease operating	27,781	5,582	—		33,363	—		33,363
Production taxes	12,865	2,705	—		15,570	—		15,570
Exploration	1,710	—	—		1,710	—		1,710
Depletion, depreciation and amortization	114,136	—	21,652	(a)	135,788	—		135,788
Impairment of oil and gas properties	14,415	—	—		14,415	—		14,415
Accretion of discount	608	—	58	(b)	666	—		666
General and administrative	31,902	—	—		31,902			31,902
Total operating expenses	203,417	8,287	21,710		233,414	—		233,414
Operating income (loss)	55,752	41,317	(21,710)		75,359	—		75,359
Other income (expense)
Interest expense	(30,774)	—	—		(30,774)	(13,082	)(c)	(43,856)
Net loss on commodity derivatives	(2,566)	—	—		(2,566)	—		(2,566)
Gain (loss) on sales of assets	(78)	—	—		(78)	—		(78)
Other income (expense), net	(33,418)	—	—		(33,418)	(13,082)		(46,500)
Income (loss) before income tax	22,334	41,317	(21,710)		41,941	(13,082)		28,859
Income tax provision	(71)	—	—		(71)	4,951	(d)	4,880
Net income (loss)	$22,405	$41,317	$(21,710)		$42,012	$(18,033)		$23,979
Net income (loss) attributable to non-controlling interest	24,591	—	14,640	(e)	39,231	(18,905)		20,326
Net income (loss) attributable to Jones Energy, Inc.	$(2,186)	$41,317	$(36,350)		$2,781	$872		$3,653
Earnings (loss) per share (f)
Basic	$(0.17)							$0.29
Diluted	$(0.17)							$0.29
Weighted average shares outstanding
Basic	12,500							12,500
Diluted	12,500							12,503

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated financial statements

1. Basis of presentation, transactions and this offering

The historical financial information is derived from our historical financial statements. The pro forma adjustments have been prepared as if the Sabine Acquisition, our reorganization as a corporation, the offering and the application of the use of proceeds from the offering had taken place as of January 1, 2013. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments.

2. Unaudited pro forma condensed consolidated statement of operations adjustments and assumptions

The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A description of these transactions and adjustments is provided as follows:

(a)         Reflects the estimated pro forma adjustment to depreciation, depletion and amortization due to the fair value adjustments to the property, plant and equipment acquired in the Sabine Acquisition (in thousands, except volume and rate):

Year ended December 31, 2013
Pro forma production volume (MBoe)	7,427
Pro forma depreciation, depletion and amortization rate per Boe	$18.167
Total pro forma depreciation, depletion and amortization of oil and gas properties	$134,927
Less: Historical depreciation, depletion and amortization of oil and gas properties	(113,275)
Pro forma net adjustment to depreciation, depletion and amortization	$21,652

(b)         Reflects the estimated pro forma adjustment to accretion expense due to the fair value adjustment to the Asset Retirement Obligation (“ARO”) assumed in the Sabine Acquisition (in thousands):

Year ended December 31, 2013
Pro forma accretion of ARO	$666
Less: Historical accretion of ARO	(608)
Pro forma adjustment to accretion of ARO	$58

Notes to unaudited pro forma condensed consolidated financial statements (Continued)

2. Unaudited pro forma condensed consolidated statement of operations adjustments and assumptions (Continued)

(c)          Reflects the estimated pro forma adjustment to interest expense resulting from the issuance of the $500 million senior notes, and the resulting repayment of our second-lien debt balance of $160 million and our revolving facility of $329 million (in thousands):

Year ended December 31, 2013
Interest on Revolving Facility	$5,085
Commitment fees	1,903
Interest on senior notes	33,750
Pro forma interest expense	40,738
Amortization of capitalized debt issuance costs	3,118
Total pro forma interest expense	43,856
Less: historical interest expense	(30,774)
Pro forma adjustment to interest expense	$13,082

(d)         Reflects the net adjustment to income tax provision (benefit) resulting from the pro forma adjustments, calculated as follows (in thousands):

Year ended December 31, 2013
Tax impact of predecessor conversion to C corporation(i)	$4,546
Tax impact of pro forma adjustments—C corporation(ii)	216
Tax impact of pro forma adjustments—TX Franchise Tax(ii)	189
Net pro forma adjustment to income tax provision	$4,951

(i)             Adjustment related to the reorganization transactions, whereby we applied the Post-IPO corporate structure to historical financial information of the legacy JEH, LLC entity. Tax was computed on the pre-IPO income as if the Company was subject to corporate taxes as of January 1, 2013.

(ii)          Adjustment for the tax impact of the above noted pro forma adjustments reflecting tax expense assuming pro forma income is taxable as if the corporate organizational structure was in place for the full period reflected above.

Allocation of income tax expense (benefit) between controlling and non-controlling interests:

	Year ended December 31, 2013
(in thousands)	Historical Jones Energy, Inc.	Pro forma Jones Energy, Inc.
Tax expense (benefit) attributable to controlling interests	$(1,223)	$3,647
Tax expense attributable to non-controlling interests	1,152	1,233
Net pro forma adjustment to income tax provision	$(71)	$4,880

Notes to unaudited pro forma condensed consolidated financial statements (Continued)

2. Unaudited pro forma condensed consolidated statement of operations adjustments and assumptions (Continued)

(e)             Reflects the allocation of net income attributable to the predecessors’ interest in JEH LLC remaining after the reorganization transactions that took place in connection with our initial public offering.

(f)              Basic earnings per share (“EPS”) is computed by dividing net income (loss) attributable to controlling interests by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share takes into account the dilutive effect of potential common stock issued by the Company in conjunction with stock awards that have been granted to directors and employees. On September 4, 2013 (the “grant date”), the Company granted to its directors restricted shares of Class A common stock, which vest on the first anniversary of the grant date. In accordance with ASC 260, Earnings Per Share, awards of nonvested shares shall be considered outstanding as of the grant date for purposes of computing diluted EPS even though their exercise is contingent upon vesting. The following is a calculation of the basic and diluted weighted-average number of shares of Class A common stock outstanding and EPS for the year ended December 31, 2013.

	Year ended December 31, 2013
(in thousands, except per share data)	Historical Jones Energy, Inc.	Pro forma Jones Energy, Inc.
Income (numerator):
Net income (loss) attributable to controlling interests	$(2,186)	$3,653
Weighted average shares (denominator):
Basic	12,500	12,500
Diluted	12,500	12,503
Earnings (loss) per share:
Basic	$(0.17)	$0.29
Diluted	$(0.17)	$0.29